UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

LIMELIGHT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address of principal offices, including zip code)

(602) 850-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On Friday, July 19, 2013, Douglas S. Lindroth and Limelight Networks, Inc. (the “Company”) reached a tentative arrangement regarding Mr. Lindroth’s separation from his position as the Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective on the termination of his employment with the Company. The Company’s Board of Directors (the “Board”) approved the arrangement on July 23, 2013. Mr. Lindroth will continue employment with the Company as the Senior Vice President, Chief Financial Officer and Treasurer until the earlier of the date that the Company files its Quarterly Report on Form 10-Q for the quarter ending September 30, 2013, or November 15, 2013 (the “Transition Period”), unless his employment is terminated or he resigns before such date.

On July 23, 2013, Peter J. Perrone notified the Company of his resignation, effective August 19, 2013, from his position as a member of the Company’s Board, as a member of the Nominating and Governance Committee, and as a member and the Chairman of the Compensation Committee. On July 23, 2013, the Board appointed David C. Peterschmidt as the Chairman of the Compensation Committee, effective August 19, 2013. Pursuant to the bylaws of the Company, the Board unanimously approved a reduction in the size of the Board from eight seats to seven seats, effective as of August 19, 2013, and that the seven members of the Board will consist of two Class I directors, Walter D. Amaral and Thomas Falk; two Class II directors, Joseph H. Gleberman and Fredric W. Harman; and three Class III directors, Jeffrey T. Fisher, David C. Peterschmidt and Robert A. Lento.

(c) On July 23, 2013, the Board appointed Mr. Perrone, 46, to serve as the Company’s Senior Vice President effective August 19, 2013, and as the Company’s Senior Vice President, Chief Financial Officer and Treasurer on such date as is determined by the Audit Committee of the Company, but in any event, no later than November 15, 2013.

Mr. Perrone served as a member of the Board and as a member of the Compensation Committee and the Nominating and Governance Committee of the Board from July 2006 to his resignation in August 2013. Mr. Perrone served as a Vice President in Goldman, Sachs & Co.’s Principal Investment Area from 2002 to 2007, and served as a Managing Director from 2007 to his resignation in August 2013. Prior to transferring to the Principal Investment Area in 2001, Mr. Perrone worked in the High Technology Group at Goldman, Sachs & Co., where he started as an Associate in 1999. Mr. Perrone also currently serves on the board of directors of AppSense Holdings, Limited, Conterra Ultra Broadband, Inc. and Endurance International Group, Inc. Mr. Perrone received a B.S. from Duke University, an M.S. from the Georgia Institute of Technology, and an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management.

On July 23, 2013, the Company entered into an employment agreement with Mr. Perrone. The agreement provides that effective as of August 19, 2013 (the “Effective Date”), Mr. Perrone will commence service as a Senior Vice President of the Company.

Mr. Perrone’s employment agreement provides that Mr. Perrone will receive an annual salary of $325,000 and that he is eligible to receive an annual incentive bonus of $200,000 for calendar year 2013. This incentive bonus will be payable upon the achievement of performance goals established or approved by the Board or by the Compensation Committee of the Board, and will be prorated for the period between August 19, 2013 and December 31, 2013.

Mr. Perrone’s employment agreement provides that the Company will issue to Mr. Perrone 350,000 Restricted Stock Units (“RSUs”) and 1,000,000 non-qualified stock options (“Stock Options”) pursuant to the Company’s 2007 Equity Incentive Plan. The exercise price of the Stock Options will be the fair market value of the Company’s common stock on the grant date. One-quarter (1/4th) of the RSUs will vest on the first anniversary of the Effective Date, one-sixteenth (1/16th) will vest on December 1, 2014, and an additional one-sixteenth (1/16th) will vest on the first day of each March, June, September, and December thereafter until all of the RSUs have vested, provided that Mr. Perrone continues to be a service provider through each such vesting date. One-quarter (1/4th) of the Stock Options will also vest on the first anniversary of the Effective Date, one forty-eighth (1/48th) of the Stock Options will vest on October 1, 2014, and an additional one forty-eighth (1/48th) will vest on the first day of each month thereafter until all of the Stock Options have vested, provided that Mr. Perrone continues to be a service provider through each such vesting date. Mr. Perrone’s employment agreement also provides that the Company will issue to Mr. Perrone 100,000 Restricted Stock Units, which will fully vest 30 days after the Effective Date.

Mr. Perrone’s employment agreement provides that in the event that the Company consummates a change of control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of the Company’s assets, 50% of his then outstanding unvested equity awards will vest. His employment agreement also provides that in the event that his employment is terminated without cause, or he resigns for good reason in connection with a change of control transaction, 100% of his then remaining outstanding unvested equity awards will immediately vest.

In the event that the Company terminates Mr. Perrone’s employment without cause, or he resigns for good reason, in either case in connection with a change of control transaction, Mr. Perrone will receive continued payment for 12 months of his then current annual salary, 100% of the current year’s target annual incentive bonus, immediate vesting of 100% of his outstanding unvested equity awards, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

In the event that the Company terminates Mr. Perrone’s employment without cause, or he resigns for good reason, in either case other than in connection with a change of control, he will receive continued payment for 12 months of his then current annual salary, the actual earned target annual incentive bonus for the current year, if any, pro-rated to the date of termination, and reimbursement for premiums paid for continued health benefits under the Company’s health plans until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

On July 23, 2013, the Board appointed Daniel R. Boncel as the Company’s Principal Accounting Officer effective on such date as is determined by the Audit Committee of the Company, but in any event, no later than November 15, 2013. Mr. Boncel, 38, joined the Company in May 2013 as its Vice President of Finance. Mr. Boncel is a Certified Public Accountant and worked for Republic Services, Inc. as Senior Manager, External Reporting from May 2009 before joining the Company. He worked for PricewaterhouseCoopers LLP in various capacities of increasing responsibility from December 1995 until May 2003 and again from October 2005 until May 2009 and Snap-On Inc. from May 2003 until October 2005.

(e) On July 23, 2013, the Company and Mr. Lindroth entered into a transition agreement, which amends the Employment Agreement between the Company and Mr. Lindroth dated as of October 14, 2008, as amended. Mr. Lindroth’s transition agreement provides that upon his termination of employment with the Company, Mr. Lindroth will be entitled to the severance benefits set forth in the transition agreement, subject to satisfaction of certain conditions.

If Mr. Lindroth’s employment terminates without cause on the earlier of the expiration of the Transition Period, or the date the Company terminates his employment without cause (the “Expiration Date”), then Mr. Lindroth will receive an amount equal to 12 months of his base salary, 100% of his target annual incentive for 2013, accelerated vesting of that portion of his outstanding and unvested equity awards that would otherwise vest by their terms on or before December 31, 2013, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans. In addition, the Company’s Audit Committee will evaluate Mr. Lindroth’s performance during the Transition Period and will determine whether to approve accelerated vesting of that portion of his then unvested equity awards that would otherwise vest according to their terms on or after January 1, 2014 and on or before June 1, 2014, or any portion thereof.

If Mr. Lindroth voluntarily resigns his employment with or without good reason before the Expiration Date, but after the Company files its Quarterly Report on Form 10-Q for the period ended June 30, 2013, then Mr. Lindroth will receive an amount equal to 12 months of his base salary, a prorated portion of his target annual incentive for 2013, accelerated vesting of that portion of his outstanding and unvested equity awards that would otherwise vest by their terms on or before September 1, 2013 and also, if his termination date is after September 1, 2013, accelerated vesting of a prorated portion of his outstanding and unvested equity awards that would otherwise vest after September 1, 2013 and on or before December 31, 2013, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

The press release issued by the Company on July 24, 2013 announcing the Chief Financial Officer transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Limelight Networks, Inc. dated July 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: July 24, 2013	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Limelight Networks, Inc. dated July 24, 2013.